Warsaw, IN . . . June 28, 2006 . . .(NASADAQ:BMET)

BIOMET ANNOUNCES FOURTH QUARTER AND FISCAL YEAR-END RESULTS,

AND CASH DIVIDEND

Biomet, Inc. announced today that its Board of Directors declared a cash dividend of $0.30 per share, payable July 21, 2006, to shareholders of record at the close of business on July 14, 2006.  Interim President and Chief Executive Officer Daniel P. Hann stated, “The declaration of this dividend is in response to the Company’s record financial performance during fiscal year 2006 and our anticipated results during fiscal year 2007.”

During the fourth quarter of fiscal year 2006, net sales increased 7% to $539,892,000.  Operating income decreased 5% to $147,601,000 from $155,734,000 and increased 5%, on an adjusted basis, to $166,501,000 from $158,178,000.  Net income decreased 5% to $98,502,000 from $103,200,000 and increased 8%, as adjusted, to $113,002,000 from $104,794,000.  Diluted earnings per share decreased 2% to $0.40 from $0.41 and increased 10%, as adjusted, to $0.46 per share from $0.42.

Biomet, Inc. reported record sales and adjusted earnings results (non-GAAP) today for its fiscal year 2006 and fourth quarter ended May 31, 2006.  Adjusted results for the fourth quarter and fiscal year 2006, which are non-GAAP measures, exclude the following one-time items: $9 million in connection with the separation package payable to former President and CEO Dane A. Miller, Ph.D.; $5.4 million for expenses related to the Company's review and reorganization of its EBI operations; $4.8 million related to the discontinuation of the Acumen Surgical Navigation product line and the Company's investment in Z-KAT, Inc.; and $2.6 million for a cross-licensing and settlement agreement between Biomet Biologics, Inc. and Cytomedix, Inc.  Adjusted results for fiscal year 2005, which are non-GAAP measures, exclude the impact of inventory step-up related to the March 2004 acquisition of Merck KGaA’s interest in the Biomet Merck joint venture and the June 2004 acquisition of Interpore International, Inc.

Dr. Miller’s retirement was announced in a Biomet press release dated March 27, 2006, and the separation package is detailed in Biomet’s form 8-K filed with the Securities and Exchange Commission on May 10, 2006.  As a result of continued underperformance of the Company’s EBI subsidiary, during the fourth quarter the Company conducted a management review and reorganization, including management changes resulting in severance pay agreements and relocation packages.  Biomet discontinued the Acumen product line and is researching surgical navigation options in order to offer surgeons improved solutions.  The agreement with Cytomedix provides Biomet Biologics with a worldwide license under the “Knighton” patent.

The one-time items described above negatively impacted fourth quarter and fiscal year 2006 results in the following manner:  $3.8 million charge to cost of goods sold; $15.1 million charge to selling, general and administrative expenses; and $2.9 million charge to other income expense.  A reconciliation to comparable GAAP measures is included in this press release.

Net sales increased 10% worldwide, excluding the impact of foreign currency, which decreased fourth quarter revenues by approximately $11.7 million.  International sales increased 11% on a constant currency basis, while domestic sales increased 9% during the fourth quarter.  Unless otherwise noted, the following growth rates are quoted on a constant currency basis.

Reconstructive device sales increased 11% worldwide to $372,656,000 during the fourth quarter of fiscal year 2006, while domestic reconstructive device sales increased 13%.  Knee sales increased 21% in the United States during the quarter and increased 15% worldwide.  During the fourth quarter, Biomet continued to experience strong demand for new total knee devices, as well as the Company’s unicompartmental systems.

Hip sales increased 10% worldwide and 9% in the United States during the fourth quarter.  Biomet’s broad platform of acetabular options continued to experience excellent surgeon acceptance during the quarter, including metal-on-metal, ceramic-on-ceramic, and second generation highly crosslinked polyethylene components.  The Company’s titanium porous coated hip stems also contributed to the strong hip performance during the quarter.

Extremity sales increased 17% in the United States and 14% worldwide during the fourth quarter.  Dental reconstructive implant sales increased 16% worldwide during the quarter and 9% in the United States.  Sales of bone cements and accessories decreased 8% in the United States and decreased 17% worldwide during the fourth quarter.

Fixation sales increased 5% worldwide to $64,168,000 during the fourth quarter of fiscal year 2006.  Fixation sales increased 2% in the United States during the quarter.  Lorenz Surgical’s craniomaxillofacial fixation sales increased 18% worldwide and 14% in the United States during the fourth quarter.  Internal fixation sales increased 7% worldwide and in the United States during the fourth quarter.  External fixation sales were flat worldwide during the quarter and decreased 1% in the United States.  During the fourth quarter, electrical stimulation device sales decreased 1% worldwide and in the United States.

During the fourth quarter of fiscal year 2006, spinal product sales increased 5% worldwide to $57,697,000 and increased 2% in the United States.  Sales of spinal implants and orthobiologics for the spine increased 7% worldwide and 2% in the United States during the fourth quarter, while spinal stimulation sales increased 2% worldwide and in the United States.

Sales of the Company’s “other products” increased 10% worldwide to $45,371,000 and increased 4% in the United States during the fourth quarter.  Arthroscopy sales increased 16% worldwide during the quarter and increased 5% in the United States.  Sales of softgoods and bracing products increased 1% in the United States and decreased 2% worldwide during the fourth quarter.

Mr. Hann concluded, “Although the Company, as a whole, underperformed our internal expectations during fiscal year 2006, Biomet’s orthopedic reconstructive products and dental reconstructive implants continued to receive strong market demand.  We continue to implement structural and management changes at EBI and we are confident that we will experience operational improvements at EBI throughout fiscal year 2007.  Biomet is in the midst of several major product launches and the Company has an extremely strong product development pipeline.  Additionally, Biomet’s management team has been actively reviewing all operations to ensure the Company is well positioned for continued, profitable growth throughout the organization.  Consequently, we remain comfortable with analysts’ sales and earnings estimates of $513 million to $530 million and $0.43 to $0.45 per share for the first quarter of fiscal year 2007; and $2,150 million to $2,220 million and $1.85 to $1.95 per share for fiscal year 2007.  This guidance does not incorporate the effect of FAS 123R, Share-Based Payment, which the Company estimates to be $0.05 to $0.06 per share for fiscal year 2007.”

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy.  The Company’s product portfolio encompasses reconstructive products, including orthopedic joint replacement devices, bone cements and accessories, and dental reconstructive implants; fixation products, including electrical bone growth stimulators, internal and external orthopedic fixation devices, craniomaxillofacial implants and bone substitute materials; spinal products, including spinal stimulation devices, spinal hardware and orthobiologics; and other products, such as arthroscopy products and softgoods and bracing products.  Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in more than 100 countries.

For further information contact Greg W. Sasso, Vice President, Corporate Development and Communications at (574) 372-1528 or Barbara Goslee, Manager, Corporate Communications at (574) 372-1514.

This press release contains certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  Although the Company believes that the assumptions, on which the forward-looking statements contained herein are based, are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events.  There can be no assurance that the forward-looking statements contained in this press release will prove to be accurate.  Some of the factors that could cause actual results to differ from those contained in forward-looking statements made in this press release include the success of the Company's principal product lines and reorganization efforts with respect to its EBI operations, the Company's ability to develop and market new products and technologies in a timely manner, government regulation, currency exchange rate fluctuations, reimbursements from third party payors, litigation, revenue and earnings estimates, and other risk factors as set forth from time to time in the Company's filings with the SEC.  The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company's objectives will be achieved.  The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

All of Biomet's financial information may be obtained on our website at www.biomet.com or you may contact us by e-mail at investor.relations@biometmail.com.

All trademarks are owned by Biomet, Inc., or one of its subsidiaries.

BIOMET, INC.

RESULTS FOR THE QUARTERS AND YEARS ENDED MAY 31, 2006
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended

	2006	2005	2006	2005

Net Sales	$539,892	$503,093	$2,025,739	$1,879,950
Cost of Sales	164,903	135,497	582,070	508,846
Cost of Sales, current period impact of inventory step-up	--	2,444	--	24,250
Gross Profit	374,989	365,152	1,443,669	1,346,854

S, G, & A	205,656	188,265	750,428	694,254
R & D	21,732	21,153	84,914	79,696
In-process research and development	--	--	--	26,020
Operating Income	147,601	155,734	608,327	546,884

Other Income (Expense), Net	299	659	2,874	2,816
Income Before Taxes
And Minority Interest	147,900	156,393	611,201	549,700
Income Taxes	49,398	54,043	205,057	206,508
Income Taxes related to inventory step-up	--	(850)	--	(8,424)
Net Income	98,502	$103,200	$ 406,144	$ 351,616

Earnings per Share
Basic	.40	.41	1.64	1.39
Diluted	.40	.41	1.63	1.38

Basic Shares Outstanding	245,518	250,566	247,576	252,387
Diluted Shares Outstanding	246,352	251,825	248,430	254,148

U.S. sales	$349,508	$320,213	$1,325,113	$1,238,727
Foreign sales	190,384	182,880	700,626	641,223

Reconstructive sales	$372,656	$344,147	$1,379,420	$1,254,234
Fixation sales	64,168	61,599	251,360	246,730
Spinal product sales	57,697	55,283	221,964	214,039
Other product sales	45,371	42,064	172,995	164,947

Consolidated Balance Sheets	May 31, 2006		May 31, 2005
Assets
Cash and Investments	$ 225,471		$ 177,074
Accounts and notes receivable, net	507,883		479,745
Inventories	534,515		469,791
Other current assets	109,746		108,712
Fixed Assets, net	357,632		322,887
Goodwill	441,398		435,621
Other Assets	91,336		102,747
Total Assets	$2,267,981		$2,096,577

Liabilities and Stockholders' Equity
Current Liabilities	528,274		501,391
Other Liabilities	28,432		31,255
Stockholders' Equity	1,711,275		1,563,931
Total Liabilities and Stockholders' Equity	$2,267,981		$2,096,577

Management uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income as adjusted, net income as adjusted, and diluted earning per share as adjusted.   The term "as adjusted", a non-GAAP financial measure, refers to financial performance measures that exclude the following charges: (a) the period impact of inventory step-up related to the acquisition of the interest of Merck KGaA in the Biomet Merck joint venture and Interpore International, Inc.; (b) in-process research and development written off as of the closing date related to the acquisition of the interest of Merck KGaA in the Biomet Merck joint venture and Interpore International, Inc.; (c) the period impact of the separation package of the Company's CEO and termination and reorganization expenses related to the Company's EBI subsidiary; (d) the period expenses related to the discontinuance of the Acumen Surgical Navigation Product Line and the investment in Z-KAT, Inc.; (e) the cross-licensing and settlement agreement with Cytomedix, Inc. and tax effect of the above items.  Inventory stepped-up to its current fair market value in an acquisition and subsequently sold, results in a higher cost of goods sold during the periods in which the stepped-up inventory is sold, thus increasing cost of goods sold and decreasing gross margins versus historical and future periods in which the inventory sold represents the actual cost of products manufactured.  In-process research and development written off as of the closing date of an acquisition is a one time event that is not indicative of future results.  The separation, termination, reorganization, product termination and licensing expenses incurred this quarter are current period expenses and are not indicative of future results.   The Company's management believes that the presentation of these measures provides useful information to investors.  These measures may assist investors in evaluating the Company's operations, period over period.  Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to team member performance compensation targets.  Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

BIOMET, INC.
Reconciliation of non-GAAP financial information to GAAP financial information
RESULTS FOR THE QUARTER ENDED MAY 31, 2006 and 2005
(in thousands, except per share data)
	2006		2005
	Amount	Percent of Sales	Amount	Percent of Sales

Operating income, as reported	$147,601	27.3%	$155,734	30.9%
Separation, termination and
Reorganization expenses	13,400	2.5	--	--
Discontinuance of product line	2,900	0.5	--	--
Licensing agreement	2,600	0.5	--	--
Inventory step-up	--	--	2,444	0.5
Operating income, as adjusted	$166,501	30.8%	$158,178	31.4%

Net income, as reported	$ 98,502	18.2%	$103,200	20.5%
Separation, termination and
Reorganization expenses	14,400	2.6	--	--
Discontinuance of product line	4,800	0.9	--	--
Licensing agreement	2,600	0.5	--	--
Inventory step-up	--	--	2,444	0.5
Tax effect of adjustments	(7,300)	(1.3)	(850)	(0.2)
Net income, as adjusted	$113,002	20.9%	$104,794	20.8%

	2006		2005
	Basic	Diluted	Basic	Diluted
Earnings per share, as reported	$0.40	$0.40	$0.41	$0.41
Separation, termination and
Reorganization expenses	0.06	0.06	--	--
Discontinuance of product line	0.02	0.02	--	--
Licensing agreement	0.01	0.01	--	--
Inventory step-up	--	--	0.01	0.01
Tax effect of adjustments	(0.03)	(0.03)	--	--
Earnings per share, as adjusted	$0.46	$0.46	$0.42	$0.42

BIOMET, INC.
Reconciliation of non-GAAP financial information to GAAP financial information
RESULTS FOR THE YEARS ENDED MAY 31, 2006 and 2005
(in thousands, except per share data)
	2006		2005
	Amount	Percent of Sales	Amount	Percent of Sales

Operating income, as reported	$608,327	30.0%	$546,884	29.1%
Separation, termination and			--	--
reorganization expenses	13,400	0.7	--	--
Discontinuance of product line	2,900	0.2	--	--
Licensing agreement	2,600	0.1	--	--
Inventory step-up	--	--	24,250	1.3
In-process research and development	--	--	26,020	1.4
Operating income, as adjusted	$627,227	31.0%	$597,154	31.8%

Net income, as reported	$406,144	20.0%	$351,616	18.7%
Separation, termination and			--	--
reorganization expenses	14,400	0.7	--	--
Discontinuance of product line	4,800	0.3	--	--
Licensing agreement	2,600	0.1	--	--
Inventory step-up	--	--	24,250	1.3
In-process research and development	--	--	26,020	1.4
Tax effect of adjustments	(7,300)	(0.3)	(8,424)	(0.5)
Net income, as adjusted	$420,644	20.8%	$393,462	20.9%

	2006		2005
	Basic	Diluted	Basic	Diluted
Earnings per share, as reported	$1.64	$1.63	$1.39	$1.38
Separation, termination and
reorganization expenses	0.06	0.06	--	--
Discontinuance of product line	0.02	0.02	--	--
Licensing agreement	0.01	0.01	--	--
Inventory step-up	--	--	0.10	0.10
In-process research and development	--	--	0.10	0.10
Tax effect of adjustments	(0.03)	(0.03)	(0.03)	(0.03)
Earnings per share, as adjusted	$1.70	$1.69	$1.56	$1.55

Current year sales growth as reported and in local currencies is as follows:
	Sales	FX	Sales Growth	Sales	FX	Sales Growth
	Growth As	Impact	In Local	Growth As	Impact	In Local
	Reported		Currencies	Reported		Currencies
	Three Months			Twelve Months
U.S. sales	9%	0%	9%	7%	0%	7%
Foreign sales	4	7	11	9	3	12
Total sales	7	3	10	8	1	9

Reconstructive sales	8%	3%	11%	10%	1%	11%
Fixation sales	4	1	5	2	0	2
Spinal product sales	4	1	5	4	0	4
Other product sales	8	2	10	5	1	6

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